                                                                       EXHIBIT B

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                                     ASSETS

                                                                      DECEMBER 31,      DECEMBER 31,
                                                                         2003              2004
                                                                     -------------     -------------
CURRENT ASSETS:
   Cash and cash equivalents ...................................     $      86,922     $     164,645
   Investment in Time Warner common stock ......................           389,302           420,882
   Accounts receivable, net ....................................           566,260           741,715
   Accrued unbilled revenues ...................................           395,351           576,252
   Inventory ...................................................           243,235           252,134
   Non-trading derivative assets ...............................            45,897            50,219
   Taxes receivable ............................................           228,746                --
   Current assets of discontinued operations ...................           301,765           513,768
   Prepaid expense and other current assets ....................            99,153           116,909
                                                                     -------------     -------------
     Total current assets ......................................         2,356,631         2,836,524
                                                                     -------------     -------------
PROPERTY, PLANT AND EQUIPMENT, NET .............................         8,084,924         8,186,393
                                                                     -------------     -------------
OTHER ASSETS:
   Goodwill, net ...............................................         1,740,510         1,740,510
   Other intangibles, net ......................................            59,111            58,068
   Regulatory assets ...........................................         4,930,793         3,349,944
   Non-trading derivative assets ...............................            11,273            17,682
   Non-current assets of discontinued operations ...............         3,942,296         1,051,158
   Other .......................................................           335,552           921,678
                                                                     -------------     -------------
     Total other assets ........................................        11,019,535         7,139,040
                                                                     -------------     -------------
       TOTAL ASSETS ............................................     $  21,461,090     $  18,161,957
                                                                     =============     =============

                    CENTERPOINT ENERGY, INC. AND SUBSIDIARIES
                    CONSOLIDATED BALANCE SHEETS - (CONTINUED)
                             (THOUSANDS OF DOLLARS)

                      LIABILITIES AND SHAREHOLDERS' EQUITY

                                                                      DECEMBER 31,      DECEMBER 31,
                                                                         2003              2004
                                                                     -------------     -------------
CURRENT LIABILITIES:
   Short-term borrowings .......................................     $      63,135     $          --
   Current portion of long-term debt ...........................           160,792         1,835,988
   Indexed debt securities derivative ..........................           321,352           341,575
   Accounts payable ............................................           588,883           868,023
   Taxes accrued ...............................................           154,916           609,025
   Interest accrued ............................................           164,521           151,365
   Non-trading derivative liabilities ..........................             8,036            26,323
   Regulatory liabilities ......................................           186,239           225,158
   Accumulated deferred income taxes, net ......................           280,836           260,958
   Current liabilities of discontinued operations ..............           332,125           448,974
   Other .......................................................           276,392           419,811
                                                                     -------------     -------------
     Total current liabilities .................................         2,537,227         5,187,200
                                                                     -------------     -------------
OTHER LIABILITIES:
   Accumulated deferred income taxes, net ......................         2,231,066         2,415,143
   Unamortized investment tax credits ..........................            61,197            53,690
   Non-trading derivative liabilities ..........................             3,330             6,413
   Benefit obligations .........................................           818,061           440,110
   Regulatory liabilities ......................................         1,358,030         1,081,370
   Non-current liabilities of discontinued operations ..........         1,277,760           420,393
   Other .......................................................           457,255           259,120
                                                                     -------------     -------------
     Total other liabilities ...................................         6,206,699         4,676,239
                                                                     -------------     -------------
LONG-TERM DEBT .................................................        10,777,934         7,193,016
                                                                     -------------     -------------
COMMITMENTS AND CONTINGENCIES
MINORITY INTEREST IN DISCONTINUED OPERATIONS ...................           178,673                --
                                                                     -------------     -------------
SHAREHOLDERS' EQUITY ...........................................         1,760,557         1,105,502
                                                                     -------------     -------------

     TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY ................     $  21,461,090     $  18,161,957
                                                                     =============     =============

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                                     ASSETS

                                                            DECEMBER 31,
                                                   -----------------------------
                                                       2003              2004
                                                   ------------     ------------
CURRENT ASSETS:
  Cash and cash equivalents ..................     $     30,720     $     24,928
  Accounts and notes receivable, net .........           91,332          124,452
  Accounts and notes receivable -- affiliated
    companies, net ...........................               --           57,656
  Accrued unbilled revenues ..................           71,507           74,089
  Inventory ..................................           56,008           52,886
  Taxes receivable ...........................          184,634           62,078
  Deferred tax asset .........................           65,034           78,656
  Other ......................................           14,209           12,201
                                                   ------------     ------------
      Total current assets ...................          513,444          486,946
                                                   ------------     ------------

PROPERTY, PLANT AND EQUIPMENT, NET ...........        4,044,283        4,041,456
                                                   ------------     ------------

OTHER ASSETS:
  Other intangibles, net .....................           39,010           38,349
  Regulatory assets ..........................        4,896,439        3,328,865
  Notes receivable -- affiliated companies ...          814,513          814,513
  Other ......................................           79,770           72,624
                                                   ------------     ------------
      Total other assets .....................        5,829,732        4,254,351
                                                   ------------     ------------

      TOTAL ASSETS ...........................     $ 10,387,459     $  8,782,753
                                                   ============     ============

            CENTERPOINT ENERGY HOUSTON ELECTRIC, LLC AND SUBSIDIARIES
       (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                   CONSOLIDATED BALANCE SHEETS - (CONTINUED)
                             (THOUSANDS OF DOLLARS)

                         LIABILITIES AND MEMBER'S EQUITY


                                                            DECEMBER 31,
                                                   -----------------------------
                                                       2003              2004
                                                   ------------     ------------
CURRENT LIABILITIES:
   Current portion of long-term debt .........     $     41,229     $  1,356,912
   Accounts payable ..........................           35,771           40,852
   Accounts and notes payable -- affiliated
     companies, net ..........................          109,282               --
   Taxes accrued .............................           82,650          104,862
   Interest accrued ..........................           64,769           67,897
   Regulatory liabilities ....................          185,812          224,732
   Franchise fees accrued ....................           33,677           35,817
   Other .....................................           28,368           21,889
                                                   ------------     ------------
     Total current liabilities ...............          581,558        1,852,961
                                                   ------------     ------------

OTHER LIABILITIES:
   Accumulated deferred income taxes, net ....        1,864,960        1,377,199
   Unamortized investment tax credits ........           55,845           48,874
   Benefit obligations .......................           83,236          128,092
   Regulatory liabilities ....................          923,038          648,305
   Notes payable -- affiliated companies .....          379,900          150,850
   Accounts payable -- affiliated companies ..          398,984          303,472
   Other .....................................           11,424           18,174
                                                   ------------     ------------
     Total other liabilities .................        3,717,387        2,674,966
                                                   ------------     ------------

LONG-TERM DEBT ...............................        3,347,684        2,221,332
                                                   ------------     ------------

COMMITMENTS AND CONTINGENCIES

MEMBER'S EQUITY ..............................        2,740,830        2,033,494
                                                   ------------     ------------

      TOTAL LIABILITIES AND MEMBER'S EQUITY ..     $ 10,387,459     $  8,782,753
                                                   ============     ============

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                           CONSOLIDATED BALANCE SHEETS
                             (THOUSANDS OF DOLLARS)

                                     ASSETS

                                                           DECEMBER 31,
                                                   -----------------------------
                                                       2003             2004
                                                   ------------     ------------
CURRENT ASSETS:
  Cash and cash equivalents ..................     $     34,447     $    140,466
  Accounts receivable, net ...................          462,988          612,708
  Accrued unbilled revenue ...................          323,844          502,163
  Accounts and notes receivable -- affiliated
    companies, net ...........................               --           11,987
  Inventory ..................................          187,226          199,249
  Non-trading derivative assets ..............           45,897           50,219
  Taxes receivable ...........................           32,023          155,155
  Deferred tax asset .........................               --           12,256
  Prepaid expenses ...........................           11,104            8,308
  Other ......................................           71,597           92,160
                                                   ------------     ------------
     Total current assets ....................        1,169,126        1,784,671
                                                   ------------     ------------
PROPERTY, PLANT AND EQUIPMENT, NET ...........        3,735,561        3,834,083
                                                   ------------     ------------
OTHER ASSETS:
  Goodwill, net ..............................        1,740,510        1,740,510
  Other intangibles, net .....................           20,101           19,719
  Non-trading derivative assets ..............           11,273           17,682
  Accounts and notes receivable -- affiliated
    companies, net ...........................           33,929           18,197
  Other ......................................          142,162          118,089
                                                   ------------     ------------
     Total other assets ......................        1,947,975        1,914,197
                                                   ------------     ------------
     TOTAL ASSETS ............................     $  6,852,662     $  7,532,951
                                                   ============     ============

               CENTERPOINT ENERGY RESOURCES CORP. AND SUBSIDIARIES
        (AN INDIRECT WHOLLY OWNED SUBSIDIARY OF CENTERPOINT ENERGY, INC.)
                   CONSOLIDATED BALANCE SHEETS -- (CONTINUED)
                             (THOUSANDS OF DOLLARS)

                      LIABILITIES AND STOCKHOLDER'S EQUITY


                                                             DECEMBER 31,
                                                   -----------------------------
                                                       2003             2004
                                                   ------------     ------------
CURRENT LIABILITIES:
  Short-term borrowings ......................     $     63,000     $         --
  Current portion of long-term debt ..........               --          366,873
  Accounts payable ...........................          528,394          798,661
  Accounts and notes payable -- affiliated
    companies, net ...........................           23,351               --
  Taxes accrued ..............................           65,636           77,802
  Interest accrued ...........................           58,505           57,741
  Customer deposits ..........................           58,372           60,164
  Non-trading derivative liabilities .........            6,537           26,323
  Accumulated deferred income taxes, net .....            8,856               --
  Other ......................................          125,132          272,996
                                                   ------------     ------------
     Total current liabilities ...............          937,783        1,660,560
                                                   ------------     ------------
OTHER LIABILITIES:
  Accumulated deferred income taxes, net .....          645,125          640,780
  Non-trading derivative liabilities .........            3,330            6,412
  Benefit obligations ........................          130,980          128,537
  Other ......................................          571,005          556,819
                                                   ------------     ------------
     Total other liabilities .................        1,350,440        1,332,548
                                                   ------------     ------------
LONG-TERM DEBT ...............................        2,370,974        2,000,696
                                                   ------------     ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDER'S EQUITY .........................        2,193,465        2,539,147
                                                   ------------     ------------
     TOTAL LIABILITIES AND STOCKHOLDER'S
       EQUITY ................................     $  6,852,662     $  7,532,951
                                                   ============     ============